UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 20, 2026

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Without Par Value	ABT	New York Stock Exchange NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On August 20, 2026, Abbott issued a press release announcing the settlement of a portion of its litigation involving its specialty formulas for preterm infants.  A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 8.01	Other Events.

As previously reported in Abbott’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, Abbott is a defendant in numerous lawsuits alleging that preterm infants developed necrotizing enterocolitis (“NEC”) as a result of being administered certain of Abbott’s preterm infant formula products.  In a July 2024 Missouri state court trial, a jury awarded a plaintiff (“Gill”) $495 million in damages, which Abbott appealed to the Missouri Court of Appeals in December 2024. The Missouri Court of Appeals affirmed the Gill verdict in May 2026.  On August 20, 2026, rather than continuing to appeal or paying approximately $600 million (representing the Gill judgment plus accrued interest to date), Abbott entered into agreements to resolve the Gill lawsuit as well as NEC claims asserted on behalf of approximately 2,000 additional infants for an aggregate amount of approximately $670 million. These agreements are a compromise of disputed claims and not in any way an admission of liability. While Abbott remains confident in the safety of these products and the science supporting them, the company believes these agreements are in its best long-term interest and represent a constructive step toward substantially resolving the overall litigation.

Following these agreements, there are approximately 1,700 lawsuits pending in federal and state courts involving claims on behalf of approximately 12,700 individual infants.  That population includes claims on behalf of individuals who named both Abbott and Mead Johnson as defendants without identifying which manufacturer’s formula was administered, who were diagnosed with NEC before receiving any formula, who were never diagnosed with NEC, and who appear in multiple lawsuits in different jurisdictions. Abbott continues to work to identify and eliminate such claims and others like them.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated August 20, 2026 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: August 20, 2026	By:	/s/ Philip P. Boudreau
Philip P. Boudreau
Executive Vice President, Finance and Chief Financial Officer